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                                                                  EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Board of Directors
Saxton Incorporated:

We consent to the incorporation by reference in the registration statement (No. 333-68325) on Form S-8 of Saxton Incorporated of our report dated March 24, 1998, relating to the consolidated balance sheet of Saxton Incorporated and subsidiaries as of December 31, 1997, and the related consolidated statements of income, stockholders equity and cash flows for each of the years in the two-year period ended December 31, 1997, which report appears in the December 31, 1998 annual report on Form 10-K of Saxton Incorporated.


                                          KPMG LLP


Las Vegas, Nevada
March 30, 1999